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                                                                  Exhibit 11

                          THERMACELL TECHNOLOGIES, INC.

                     Computation of Earnings Per Common Share


                                                 For the Three Months Ended
                                                 --------------------------
                                                 February 28,  February 29,
                                                    1997          1996
                                                 ------------  -----------
Shares outstanding:                                 869,899        726,672
Weighted average shares outstanding                 869,899        697,072
Net loss                                          $(186,912)     $(126,170)
                                                  ---------      ---------
                                                  ---------      ---------

Net loss per share                                $   (0.21)     $   (0.18)